Exhibit 99.1

CVG REPORTS FOURTH QUARTER AND FULL YEAR 2025 RESULTS
Fourth quarter sales of $155 million, EPS of ($0.19), Adjusted EBITDA of $2.3 million
CVG named Zoox Robotaxi low voltage wire harness strategic supplier
Provides outlook and guidance for full year 2026

NEW ALBANY, OHIO (March 10, 2026) - CVG (NASDAQ: CVGI), a diversified industrial products and services company, today announced financial results for its fourth quarter and full year ended December 31, 2025.

Fourth Quarter 2025 Highlights (Compared with prior-year period, where comparisons are noted)
•Revenue of $154.8 million, down 5.2% due primarily to softer North American demand.
•Operating loss of $1.8 million, and adjusted operating loss of $0.9 million, improved compared to operating loss of $5.3 million and adjusted operating loss of $4.3 million. The decrease in operating loss was driven primarily by improved gross margin performance and lower SG&A expenses.
•Net loss from continuing operations of $6.4 million, or $(0.19) per diluted share, compared to net loss of $35.0 million, or $(1.04) per diluted share. Net loss in the prior-year period included a non-cash tax valuation allowance of $28.8 million. Adjusted net loss from continuing operations of $6.0 million, or $(0.18) per diluted share, compared to adjusted net loss of $5.1 million, or $(0.15) per diluted share.
•Adjusted EBITDA of $2.3 million, up 155.6%, with an adjusted EBITDA margin of 1.5%, up from 0.6%.
•Free cash flow of $8.8 million, up $7.9 million, due to better working capital management.

Full Year 2025 Highlights (Compared with prior-year period, where comparisons are noted)
•Revenue of $649.0 million, down 10.3%, driven by softer North American Class 8 production volumes.
•Operating loss of $0.7 million, improved by $0.1 million, and adjusted operating income of $4.8 million, down $1.7 million. The change in adjusted operating income was due to lower sales volumes, partially offset by lower SG&A expenses.
•Free cash flow of $34.0 million, up $21.5 million, due to better working capital management and reduced capital expenditures. Total debt decreased $29.1 million compared to year-ended 2024.

•The Global Electrical Systems segment returned to growth driven by the contribution of new business ramps, with margin expansion supported by the continued shift of production capacity to new, lower-cost facilities in Morocco and Mexico.

James Ray, President and Chief Executive Officer, said, “We are encouraged by the resilience and consistency seen in our fourth quarter results. The actions we took to drive operational efficiencies and right-size our footprint continued to pay off, highlighted by the year-over-year gross margin improvement of 190 basis points seen last quarter. Our focus on our cost structure also drove a full year decline of $4.8 million in SG&A expenses in 2025. We expect to see continued operating leverage into 2026 as we ramp new business wins and our end markets stabilize and start to recover."

Mr. Ray continued, “After returning to growth in the third quarter, we saw further acceleration in our Global Electrical Systems segment revenue and margins as we continue to ramp new wins in that business, most significantly the Zoox autonomous vehicle platform. We expect continued growth in 2026 in this segment. In our Global Seating segment, we saw operating margin expansion, even in a softer demand environment, driven by operational efficiencies and cost reductions. Our Trim Systems and Components segment faced continued weakness in the North American Class 8 truck market, but we have taken proactive steps that we believe will lead to improved profitability in this segment. I’m encouraged by the momentum we are building in our businesses, as a result of our operational efficiencies and in advance of end market recovery.”

Andy Cheung, Chief Financial Officer, added, “CVG delivered results consistent with our adjusted full-year guidance. We continue to see margin benefits from the strategic actions we’ve taken. Furthermore, our focus on working capital and capital expenditure reductions supported strong free cash flow, both in the fourth quarter and for the full year. Looking to 2026, we expect to see revenue and EBITDA growth for the company, prioritizing free cash flow for debt paydown.”

Financial Results from Continuing Operations
(amounts in millions except per share data and percentages)

	Fourth Quarter
	2025	2024	Change
Revenues	$154.8	$163.3	(5.2)%
Gross profit	$15.0	$13.1	14.5%
Gross margin	9.7%	8.0%
Adjusted gross profit [1]	$15.9	$13.6	16.9%
Adjusted gross margin [1]	10.3%	8.3%
Operating income (loss)	$(1.8)	$(5.3)	NM [2]
Operating margin	(1.2)%	(3.2)%
Adjusted operating income (loss) [1]	$(0.9)	$(4.3)	NM [2]
Adjusted operating margin [1]	(0.5)%	(2.6)%
Net income (loss) from continuing operations	$(6.4)	$(35.0)	NM [2]
Adjusted net income (loss) from continuing operations [1]	$(6.0)	$(5.1)	NM [2]
Earnings (loss) per share, diluted	$(0.19)	$(1.04)	NM [2]
Adjusted earnings (loss) per share, diluted [1]	$(0.18)	$(0.15)	NM [2]
Adjusted EBITDA [1]	$2.3	$0.9	155.6%
Adjusted EBITDA margin [1]	1.5%	0.6%
[1] See Appendix A for GAAP to Non-GAAP reconciliation
[2] Not meaningful

Consolidated Results from Continuing Operations

Fourth Quarter 2025 Results
•Fourth quarter 2025 revenues were $154.8 million compared to $163.3 million in the prior year period, a decline of 5.2%. The decrease in revenues was due to lower sales as a result of a softening in North American customer demand in the Global Seating and Trim Systems & Components segments.
•Operating loss for the fourth quarter 2025 was $1.8 million compared to operating loss of $5.3 million in the prior year period. Excluding special costs, the fourth quarter of 2025 adjusted operating loss was $0.9 million, compared to adjusted operating loss of $4.3 million in 2024. The improvement in adjusted operating loss was driven primarily by improved gross margin performance and lower SG&A expenses.
•Interest expense was $4.2 million and $2.2 million for the fourth quarter ended December 31, 2025 and 2024, respectively, due to higher interest rates.
•Net loss from continuing operations was $6.4 million, or $(0.19) per diluted share, for the fourth quarter 2025 compared to net loss of $35.0 million, or $(1.04) per diluted share, in the prior year period.

On December 31, 2025, the Company had $16.8 million of outstanding borrowings on its U.S. revolving credit facility and $1.4 million on its China credit facility, $33.3 million of cash and $101.8 million availability from the credit facilities (subject to customary borrowing base and other conditions), resulting in total liquidity of $135.1 million.

Fourth Quarter 2025 Segment Results (Compared with prior-year period, where comparisons are noted)

Global Seating Segment
•Revenues were $70.7 million compared to $74.8 million for the prior year period, a decrease of 5.6% primarily due to lower sales volume as a result of decreased customer demand.
•Operating income was $1.1 million compared to $0.7 million in the prior year period, an increase of $0.4 million, primarily due to lower SG&A expenses. The fourth quarter of 2025 adjusted operating income was $1.8 million compared to $0.6 million in the prior year period, an increase of 175.9%.

Global Electrical Systems Segment
•Revenues were $49.7 million compared to $44.0 million in the prior year period, an increase of 12.7%, primarily as a result of ramping new business wins.
•Operating income was $0.8 million compared to operating loss of $3.0 million, an increase of $3.8 million, primarily attributable to higher sales and operating efficiencies. The fourth quarter of 2025 adjusted operating income was $0.9 million compared to adjusted operating loss of $3.0 million in the prior year period, an increase of $3.9 million.

Trim Systems and Components Segment
•Revenues were $34.4 million compared to $44.4 million in the prior year period, a decrease of 22.5%, primarily due to lower sales volumes.

•Operating loss was $1.5 million compared to $0.1 million in the prior year period, a decrease of $1.4 million. The decrease in operating income was primarily attributable to lower demand. The fourth quarter of 2025 adjusted operating loss was $1.4 million compared to income of $0.9 million in the prior year period.

Outlook

CVG is providing the following outlook for the full year 2026:

Metric	2026 Outlook ($ millions)
Net Sales	$660 - $700
Adjusted EBITDA	$24 - $30
Free Cash Flow	Positive

This outlook reflects, among others, current industry forecasts for North American Class 8 truck builds. According to ACT Research's February report, 2026 North American Class 8 truck production levels are expected to be approximately 260,000 units. The 2025 actual Class 8 truck builds according to the ACT Research was 251,247 units.

The outlook for the Construction end market reflects low-single digit growth in 2026.

GAAP to Non-GAAP Reconciliation

A reconciliation of GAAP to non-GAAP financial measures referenced in this release is included as Appendix A to this release.

Conference Call

A conference call to discuss this press release is scheduled for Wednesday, March 11, 2026, at 8:30 a.m. ET. Management intends to reference the Q4 2025 Earnings Call Presentation posted on our website during the conference call. To participate, dial (800) 549-8228 using conference code 45919. International participants dial (289) 819-1520 using conference code 45919.
This call is being webcast and can be accessed through the “Investors” section of CVG’s website at www.cvgrp.com, where it will be archived for one year.

A telephonic replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (888) 660-6264 using access code 45919 and international callers can dial (289) 819-1325 using access code 45919.

Company Contact

Andy Cheung
Chief Financial Officer
CVG
IR@cvgrp.com

Investor Relations Contact

Ross Collins or Nathan Skown
Alpha IR Group
CVGI@alpha-ir.com

About CVG

Commercial Vehicle Group, Inc. and its subsidiaries, is a global provider of systems, assemblies and components to global commercial vehicle markets and electric vehicle markets. We deliver real solutions to complex design, engineering and manufacturing problems while creating positive change for our customers, industries, and communities we serve. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. For this purpose, any statements contained herein that are not statements of historical fact, including without limitation, certain statements herein regarding industry outlook, the Company’s expectations for future periods with respect to its plans to improve financial results, the future of the Company’s end markets changes in the Class 8 and Class 5-7 North America truck build rates, performance of the global construction and agricultural equipment business, the Company’s prospects in the wire harness and electric vehicle markets, the Company’s initiatives to address customer needs, organic growth, the Company’s strategic plans and plans to focus on certain segments, competition faced by the Company, volatility in and disruption to the global economic environment, including global supply chain constraints, inflation and labor shortages, tariffs and counter-measures, financial covenant compliance, anticipated effects of acquisitions or divestitures, production of new products, plans for capital expenditures and our results of operations or financial position and liquidity, may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions, as they relate to us, are intended to identify forward-looking statements. The important factors discussed in “Item 1A - Risk Factors” in the Company’s Annual Report on Form 10-K, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Such forward-looking statements represent management’s current expectations and are inherently uncertain. Investors are warned that actual results may differ from management’s expectations. Additionally, various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including, but not limited to, factors which are outside our control.

Any forward-looking statement that we make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

###

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Twelve Months Ended December 31, 2025 and 2024
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	2025	2024	2025	2024
Revenues	$154,762	$163,292	$649,002	$723,355
Cost of revenues	139,742	150,217	580,617	650,236
Gross profit	15,020	13,075	68,385	73,119
Selling, general and administrative expenses	16,819	18,346	69,041	73,877
Operating income (loss)	(1,799)	(5,271)	(656)	(758)
Other (income) expense	235	(1,585)	1,593	(2,200)
Interest expense	4,166	2,200	13,028	9,174
Loss on extinguishment of debt	—	509	460	509
Income (loss) before provision for income taxes	(6,200)	(6,395)	(15,737)	(8,241)
Provision (benefit) for income taxes	213	28,603	4,740	27,493
Net income (loss) from continuing operations	$(6,413)	$(34,998)	$(20,477)	$(35,734)
Net income (loss) from discontinued operations	(216)	(3,721)	(2,304)	7,867
Net income (loss)	(6,629)	(38,719)	(22,781)	(27,867)
Earnings (loss) per common share
Income (loss) from continuing operations	$(0.19)	$(1.04)	$(0.61)	$(1.07)
Income (loss) from discontinued operations	$(0.01)	$(0.11)	$(0.07)	$0.24
Diluted earning (loss) per share
Income (loss) from continuing operations	$(0.19)	$(1.04)	$(0.61)	$(1.07)
Income (loss) from discontinued operations	$(0.01)	$(0.10)	$(0.07)	$0.24
Weighted average shares outstanding
Basic	33,963	33,497	33,836	33,418
Diluted	33,963	33,497	33,836	33,418

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2025 and 2024
(Unaudited)
(Amounts in thousands, except per share amounts)

ASSETS	2025	2024
Current Assets:
Cash	$33,282	$26,630
Accounts receivable, net	86,262	118,683
Inventories	118,557	128,224
Other current assets	25,226	29,763
Total current assets	263,327	303,300
Property, plant and equipment, net	66,638	68,861
Operating lease right-of-use asset, net	36,755	29,931
Intangible assets, net	3,350	3,918
Deferred income taxes, net	11,349	11,084
Other assets	10,295	7,479
TOTAL ASSETS	$391,714	$424,573
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$74,180	$77,002
Current operating lease liabilities	7,914	8,033
Accrued liabilities and other	23,886	32,325
Current portion of long-term debt and short-term debt	2,371	8,438
Total current liabilities	108,351	125,798
Long-term debt	104,004	127,062
Long-term operating lease liabilities	29,833	22,795
Pension and other post-retirement liabilities	6,902	8,143
Other long-term liabilities	9,267	5,183
Total liabilities	258,357	288,981
Stockholders’ equity:
Preferred stock	—	—
Common stock	342	337
Treasury stock, at cost	(16,706)	(16,468)
Additional paid-in capital	272,903	269,117
Retained deficit	(96,832)	(74,051)
Accumulated other comprehensive loss	(26,350)	(43,343)
Total stockholders’ equity	133,357	135,592
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$391,714	$424,573

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
BUSINESS SEGMENT FINANCIAL INFORMATION
Three and Twelve Months Ended December 31, 2025 and 2024
(Unaudited)
(Amounts in thousands)

	Three Months Ended
	Global Seating		Global Electrical Systems		Trim Systems & Components		Corporate / Other		Total
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Revenues	$70,676	$74,838	$49,657	$44,049	$34,429	$44,405	$—	$—	$154,762	$163,292
Gross profit	7,782	8,352	6,270	1,380	968	3,285	—	58	15,020	13,075
Selling, general & administrative expenses	6,720	7,677	5,448	4,369	2,505	3,413	2,146	2,887	16,819	18,346
Operating income (loss)	$1,062	$675	$822	$(2,989)	$(1,537)	$(128)	$(2,146)	$(2,829)	$(1,799)	$(5,271)

	Twelve Months Ended
	Global Seating		Global Electrical Systems		Trim Systems & Components		Corporate / Other		Total
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
Revenues	$287,249	$314,682	$203,186	$203,128	$158,567	$205,545	$—	$—	$649,002	$723,355
Gross profit	35,281	37,551	21,492	13,182	11,612	22,544	—	(158)	68,385	73,119
Selling, general & administrative expenses	27,435	33,521	19,443	17,742	12,402	10,698	9,761	11,916	69,041	73,877
Operating income (loss)	$7,846	$4,030	$2,049	$(4,560)	$(790)	$11,846	$(9,761)	$(12,074)	$(656)	$(758)

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Twelve Months Ended December 31, 2025 and 2024
(Unaudited)
(Amounts in thousands, except per share amounts and percentages)

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Gross profit	$15,020	$13,075	$68,385	$73,119
Restructuring	893	568	4,909	9,186
Adjusted gross profit	$15,913	$13,643	$73,294	$82,305
% of revenues	10.3%	8.4%	11.3%	11.4%

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Operating income (loss)	$(1,799)	$(5,271)	$(656)	$(758)
Restructuring	931	1,015	5,476	10,784
Gain on sale of fixed assets	—	—	—	(3,544)
Total operating income adjustments	931	1,015	5,476	7,240
Adjusted operating income (loss)	$(868)	$(4,256)	$4,820	$6,482
% of revenues	(0.6)%	(2.6)%	0.7%	0.9%

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income (loss) from continuing operations	(6,413)	(34,998)	(20,477)	(35,734)
Pre-tax adjusting items:
Operating income (loss) adjustments	931	1,015	5,476	7,240
Warrant fair value adjustment	(393)	—	(118)	—
Loss on early extinguishment of debt	—	509	460	509
Tax Valuation Allowance	—	28,769	—	28,769
Adjusted (benefit) provision for income taxes[1]	(135)	(381)	(1,455)	(1,937)
Adjusted net income (loss) from continuing operations	$(6,010)	$(5,086)	$(16,114)	$(1,153)

Diluted EPS	$(0.19)	$(1.04)	$(0.61)	$(1.07)
Adjustments to diluted EPS	$0.01	$0.89	$0.13	$1.04
Adjusted diluted EPS	$(0.18)	$(0.15)	$(0.48)	$(0.03)
1.Reported Tax (Benefit) Provision adjusted for tax effect at 25% of pre-tax adjusting items.

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income (loss) from continuing operations	$(6,413)	$(34,998)	$(20,477)	$(35,734)
Interest expense	4,166	2,200	13,028	9,174
Provision (benefit) for income taxes	213	28,603	4,740	27,493
Depreciation expense	3,633	3,480	14,173	13,919
Amortization expense	139	140	563	603
EBITDA	$1,738	$(575)	$12,027	$15,455
% of revenues	1.1%	(0.4)%	1.9%	2.1%

EBITDA adjustments
Restructuring	931	1,015	5,476	10,784
Warrant fair value adjustment	(393)	—	(118)	—
Gain on sale of fixed assets	—	—	—	(3,544)
Loss on early extinguishment of debt	—	509	460	509
Adjusted EBITDA	$2,276	$949	$17,845	$23,204
% of revenues	1.5%	0.6%	2.7%	3.2%

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix B: Segment Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Twelve Months Ended December 31, 2025 and 2024
(Unaudited)
(Amounts in thousands, except percentages)

	Three Months Ended December 31, 2025
	Global Seating	Global Electric Systems	Trim Systems & Components	Corporate	Total
Operating income (loss)	$1,062	$822	$(1,537)	$(2,146)	$(1,799)
Restructuring	693	109	129	—	931
Adjusted operating income (loss)	$1,755	$931	$(1,408)	$(2,146)	$(868)
% of revenues	2.5%	1.9%	(4.1)%		(0.6)%

	Twelve Months Ended December 31, 2025
	Global Seating	Global Electric Systems	Trim Systems & Components	Corporate	Total
Operating income (loss)	$7,846	$2,049	$(790)	$(9,761)	$(656)
Restructuring	2,585	1,727	1,037	127	5,476
Adjusted operating income (loss)	$10,431	$3,776	$247	$(9,634)	$4,820
% of revenues	3.6%	1.9%	0.2%		0.7%

	Three Months Ended December 31, 2024
	Global Seating	Global Electric Systems	Trim Systems & Components	Corporate	Total
Operating income (loss)	$675	$(2,989)	$(128)	$(2,829)	$(5,271)
Restructuring	(39)	—	1,061	(7)	1,015
Adjusted operating income (loss)	$636	$(2,989)	$933	$(2,836)	$(4,256)
% of revenues	0.8%	(6.8)%	2.1%		(2.6)%

	Twelve Months Ended December 31, 2024
	Global Seating	Global Electric Systems	Trim Systems & Components	Corporate	Total
Operating income (loss)	$4,030	$(4,560)	$11,846	$(12,074)	$(758)
Restructuring	1,546	3,745	5,329	164	10,784
Gain on sale of fixed assets	—	—	(3,544)	—	(3,544)
Adjusted operating income (loss)	$5,576	$(815)	$13,631	$(11,910)	$6,482
% of revenues	1.8%	(0.4)%	6.6%		0.9%

The following tables present reconciliations of the captions within CVG's Condensed Consolidated Statements of Cash Flows to Free cash flow, attributable to continuing operations, discontinued operations, and total CVG for the Three and Twelve Months Ended December 31, 2025 and 2024.

	Three Months Ended		Twelve Months Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
CONTINUING OPERATIONS
Cash flows from operating activities	$12,288	$(17,230)	$44,337	$(19,498)
Purchases of property, plant and equipment	(3,575)	(3,973)	(10,651)	(17,682)
Proceeds from disposal/sale of property, plant and equipment	—	—	45	4,455
Proceeds from sale of business	—	22,001	—	44,961
Free cash flow from continuing operations	$8,713	$798	$33,731	$12,236

DISCONTINUED OPERATIONS
Cash flows from operating activities	$—	$(9,387)	$306	$(13,954)
Purchases of property, plant and equipment	—	—	—	(838)
Free cash flow from discontinued operations	$—	$(9,387)	$306	$(14,792)

TOTAL COMPANY
Cash flows from operating activities	$12,288	$(26,617)	$44,643	$(33,452)
Purchases of property, plant and equipment	(3,575)	(3,973)	(10,651)	(18,520)
Proceeds from disposal/sale of property, plant and equipment	—	—	45	4,455
Proceeds from sale of business	—	22,001	—	44,961
Free cash flow	$8,713	$(8,589)	$34,037	$(2,556)

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the non-GAAP measures exclude items that (i) management believes reflect the Company’s multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, engage in financial and operational planning and to determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors and to comparable reporting periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. The financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.